General Management & Business Development Agreement


THIS AGREEMENT is made and entered into as of the 21 day in the month of July, in the year 2004

BETWEEN : -

(A). GLOBAL ONE ENTERPRISES LIMITED, a public, limited liability company, incorporated under the Laws of Hong Kong (hereinafter referred to as "Global One" or the "Company") having its registered office at Suite 2001, Central Plaza, 18, Harbour Road, Wanchai, Hong Kong; AND

(B). TECHNOSHIP LIMITED, a company incorporated in and existing under the Laws of Hong Kong and having its registered and management offices at 502, Abdoolally House, 20, Stanley Street, Central, Hong Kong ("Technoship").

WHEREAS : -

(1). Technoship is primarily in the business of providing computer software and hardware maintenance and repair services, to businesses and households in Hong Kong and is desirous of expanding its business, markets, products and services base with a view to increasing its turnover, sales and profits.

(2). Global One is primarily in the business of providing General Management and Business and Product Development Services, both to companies whose equity it partly or wholly owns and to companies whose capital that it has no equity interests in.

(3). Technoship is desirous of engaging Global One to assist it in enhancing certain aspects of Technoship's general management and to assist Technoship in developing its business for its current and new products and services.

NOW THEREFORE, for good and valuable consideration received and to be received, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows : -

1. ENGAGEMENT : Technoship hereby engages and appoints Global One to provide General Management and Business Development Services to it directly or through any of Global One's subsidiary or associate companies on the terms and conditions herein set forth.

2. GENERAL MANAGEMENT SERVICES : Pursuant to this engagement, Global One shall, in consultation with Technoship, provide to it or any of its subsidiaries or associates either directly or through any of its own subsidiary or associate companies all or any of the following range of General Management Services viz. Strategic Management Consulting; Marketing & Sales Management; Human Resource Planning; Market & Customer Research; Product & Process Research and Development; Financial Planning & Control; Product & Package Design; Inventory Management; Purchasing Management; Information Technology Management; Media Research; Advertisement Campaign Planning; Strategic Public & Government Relations.

3. BUSINESS DEVELOPMENT SERVICES : Pursuant to this engagement, Global One shall, in consultation with Technoship, provide to it or any of its subsidiaries or associates either directly or through its own subsidiary or associate companies or through special purpose joint venture subsidiaries, to be established, a range of Business Development Services with a view to expanding or developing new markets and sources of revenue for Technoship's business.


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General Management & Business Development Agreement


      Such Business Development services shall include the recruitment and training of additional sales and technical personnel for the provision of on and offsite computer software and hardware maintenance and repair services, onsite hardware and software upgrades, set up and provision of broadband internet access, small business website development and hosting, computer network configuration, small business IT application solutions, installation of firewalls and virus protection systems and software, small business e-commerce solutions etc. to a much larger number of individuals and business computer users in Hong Kong and China.

4. TERM OF AGREEMENT : This Agreement shall in the first instance be for a term of five (5) years from the date hereof unless terminated earlier.

5. TERMINATION OF AGREEMENT : Either party may terminate this Agreement by giving to the other two full calendar months written notice of such termination. Notwithstanding any such termination however, Global One shall, for a term of two years from the effective date of any such termination, be entitled to any fees or income it may be entitled to receive in respect of Business Development Services it has performed and the fees or income for which service was linked to the procurement by it of sales or other measurable performance criteria.

6. CONSIDERATION IN RESPECT OF GENERAL MANAGEMENT SERVICES : Consideration for the General Management services to be provided shall consist of designated fees to be determined at 20% of the amounts payable pursuant to Clause 7 hereof.

7. CONSIDERATION IN RESPECT OF BUSINESS DEVELOPMENT SERVICES : Consideration for the Business Development Services to be provided shall consist of fees to be determined at 60% of gross profits, which for the purposes of this Agreement shall be defined as the difference between the Invoice Value less Technoship's value added cost.

      For the avoidance of any doubt, in determining the gross profit in respect of any particular product or service referred to in Clause 3 hereof, all product or service development and order procuring investments shall be provided by Global One or its designated subsidiary or associate.

8. RELIANCE UPON INFORMATION : The parties hereby agree that they shall be entitled to only rely upon written information duly signed by an authorized person or persons of one party and provided to the other from time to time.

9. NON DISCLOSURE : The parties acknowledges that the information contained in this Agreement is confidential and in addition that the parties may from time to time be privy to confidential information concerning both Global One and Technoship and hereby agree and undertake not to disclose such information to anyone not directly involved or employed by the parties without the express written permission of the other.


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General Management & Business Development Agreement


10.   WARRANTIES : The parties warrant that as at the date of this Agreement : -

(a) They have the power to enter into, exercise their rights and perform and comply with their respective obligations under, this Agreement;

(b) Their entry into, exercise of their rights and/or performance of or compliance with their respective obligations under this Agreement does not and will not violate any law or rule to which they are subject;

(c) Their respective obligations under this Agreement are valid, binding and enforceable in accordance with their terms;

(d) Neither they nor any of their assets are entitled to immunity from suit, execution, attachment or other legal process and their entry into this Agreement constitutes, and the exercise of their rights and performance of and compliance with their obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes;

(e) Their entry into this Agreement, the exercise of their rights and/or performance of or compliance with their respective obligations under this Agreement does not and will not (i) violate any agreement to which they are a party or which is binding on them or their assets or (ii) result in the existence of, or oblige them to create, any security over such assets; and

(f) Each of the above warranties are correct and accurate and complied with in all respects so long as either party continues to have any obligation under this Agreement as if it were repeated by reference to the existing circumstances.

11. ASSIGNMENT : This Agreement shall benefit and be binding on the parties hereto, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Neither Global One nor TECHNOSHIP shall be entitled to assign all or any part of its rights or obligations under this Agreement unless agreed to by the parties in writing.

12. GENERAL : (a) Clause headings are inserted for convenience only and shall be ignored in construing this Agreement.

(b) References to clauses are to a clause of this Agreement and references to sub-clauses are to a sub-clause of the clause in which the reference appears.

(c) Time shall be of the essence of this Agreement but no failure by either party to exercise, and no delay on their part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(d) Any provision of this Agreement may be amended only if Global One and TECHNOSHIP so agree in writing.


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General Management & Business Development Agreement


(e) Both TECHNOSHIP and Global One undertake to do all such acts and things as may be necessary in connection with the implementation of this Agreement including, without limitation, the signing, executing or delivery to the parties all such instruments, forms and other documents as may be necessary or desirable or registering or filing any document (including this Agreement) with any Governmental or other authority.

(f) The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provisions.

(g) This Agreement contains the entire respective rights and obligations of TECHNOSHIP and Global One and supersedes any previous expressions of intent or understanding, written or oral, in respect of the transaction(s) contemplated in this Agreement.

(h) The parties confirm that they have read, fully understood and taken appropriate legal and other professional advice and have not been induced to enter into this Agreement in reliance upon any warranty, representation, term, condition or any other statement (written or verbal), made or given by TECHNOSHIP or Global One or any of their agents, save as contained in this Agreement.

(i) All costs and expenses towards the preparation of this Agreement shall be borne solely by Global One.

(j) All applicable warranties, representations, undertakings and other provisions of this Agreement will not merge or terminate upon the payment of any sum by the parties, but shall remain in full force and effect at all times thereafter.

(k) Warranties and undertakings made by the parties pursuant to this Agreement will not terminate upon any concession, temporary or permanent, granted by one of the parties to the other but shall remain in full force and effect at all times thereafter.

13. NOTICES : (a) Any notice required or permitted to be given under this Agreement or in connection with the matters contemplated hereunder, shall be in writing in the English language. Any such notice shall be addressed as provided and it may be : -

      (i) if delivered by courier and receipt duly acknowledged, in which case it will be deemed to have been given upon delivery at the relevant address;

      (ii) if within Hong Kong, sent by pre-paid registered post in which case it shall be deemed to have been given three (3) Business days after the date of posting;

      (iii) if from any place outside Hong Kong, sent by pre-paid registered airmail, in which case it shall be deemed to have been given ten
            (10) Business Days after the date of posting;


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General Management & Business Development Agreement


(b) The addresses and other details of the parties referred to in this sub-clause (b) are, subject to sub-clause (c) : -


      NAME :         GLOBAL ONE ENTERPRISES LIMITED

      ATTENTION:     The Company Secretary

      ADDRESS :      Suite 2001, Central Plaza, 18, Harbour Road
                     Hong Kong


      NAME:          TECHNOSHIP LIMITED

      ATTENTION:     Raymond Fung

      ADDRESS:       502, Abdoolally House, 20, Stanley Street, Central,
                     Hong Kong.

(c) Either party to this Agreement may notify the other of any change to the address and other details specified in sub-clause (b), provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is deemed to have been given, whichever is later.

14. GOVERNING LAW : This Agreement shall be governed by, and construed in all respects in accordance with the Laws of Hong Kong, S A R. Global One and Technoship hereby irrevocably submit to the non exclusive jurisdiction of the Laws of Hong Kong.

15. DISPUTE RESOLUTION : (a) Any dispute arising out of this Agreement, including any question regarding its existence, scope, validity or termination or of this clause, shall be referred to and finally resolved by Arbitration in Hong Kong in accordance with the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre ("HKIAC").

(b) A sole Arbitrator shall hear any such dispute. He or she shall be appointed by the parties jointly. Failing agreement as to his or her identity within fourteen (14) days after the relevant dispute has arisen, The claimant in the Arbitration shall be entitled to instruct the Secretary General of the HKIAC to determine his or her identity. The parties hereby agree to be bound by such determination and subsequent appointment.

(c) The place of such arbitration shall be in Hong Kong and the proceedings shall be conducted and any award given in English.


[SIGNATURE PAGE FOLLOWS]


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IN  WITNESS  whereof  this  Agreement  has been  Signed  by the duly  authorized representatives of the parties hereto on the day and year first above written.


SIGNED by the duly Authorized Representative(s) of TECHNOSHIP LIMITED

in the presence of : -                                /s/ Fung Chi Kwan
                                                      --------------------------
Name of witness : Au Chun Sai                         Fung Chi Kwan

Address of Witness : 20 Stanley Street, Room 502
                     Abdoollaly House, Central, H.K.  /s/ Wilson Wong Leung Choi
                                                      --------------------------
                                                      Wilson Wong Leung Choi

Signature of witness : /s/ Au Chun Sai
                       ------------------------


SIGNED  by the duly Authorized Representative(s)
of GLOBAL ONE ENTERPRISES LIMITED
in the presence of : -                                /s/ [Illegible]
                                                      --------------------------

Name of witness : Rita Kong

Address of Witness : c/o 2001 Central Plaza, 18       /s/ [Illegible]
                     Harbour Road, Wanchai, Hong Kong --------------------------

Signature : /s/ Rita Kong
            ---------------------------------


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